                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 9, 1997

                             QUADRAMED CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

         DELAWARE                        0-21031               52-1992861
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission)          (IRS Employer
     of incorporation                  File Number)        Identification No.)

80 E. SIR FRANCIS DRAKE BLVD., SUITE 2A, LARKSPUR, CA            94939
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code           (415) 461-7725

                                      NONE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                AMENDMENT NO. 1

The undersigned Registrant hereby:

     1. amends Item 2 of its Current Report on Form 8-K dated November 9, 1997 (the "Form 8-K") and files such amended Item 2 herewith; and

     2. amends Item 7 of the Form 8-K and files such amended Item 7

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

               On November 9, 1997, QuadraMed Corporation, a Delaware corporation (the "Company") acquired (the "Acquisition") 56.7% of the outstanding capital stock of Medicus Systems Corporation, a Delaware corporation ("Medicus"). The Acquisition was completed by means of Stock Purchase Agreements, dated as of November 9, 1997, with certain stockholders of Medicus (the "Selling Stockholders"). Pursuant to the terms of the Stock Purchase Agreements, the Selling Stockholders agreed to sell an aggregate of 3,111,105 shares of Medicus Common Stock to the Company. In consideration for the transfer of these shares to the Company, the Company paid to the Selling Stockholders $7.50 per share, in cash, without interest, or approximately $23.3 million, together with warrants (the "Warrants") entitling the Selling Stockholders to acquire 0.3125 shares of Company Common Stock for each share of the Medicus Common Stock sold (subject to adjustment in accordance with the Warrants). The Warrant entitles the Selling Stockholders to purchase Company Common Stock at a price of $24.00 per share, on the terms set forth in the Warrant.

          Simultaneously with the execution of the Stock Purchase
Agreements, the Company and Medicus entered into an Agreement and Plan of Reorganization dated as of November 9, 1997 (the "Agreement") pursuant to which a wholly owned subsidiary of the Company will be merged, subject to the approval of the stockholders of Medicus, with and into Medicus (the "Merger). At the effective time of the Merger, the stockholders of Medicus participating in the Merger will exchange all outstanding shares of Medicus Common Stock for any of
(i) a cash payment of $7.50 per share of Medicus Common Stock, (ii) 0.3125 shares of Company Common Stock per share of Medicus Common Stock sold (subject to adjustment in accordance with the Agreement), or (iii) a combination of Company Common Stock and cash. In addition, all stock options previously issued by Medicus and outstanding at the time of the Merger will be assumed by the Company at an exchange ratio of 0.3565 shares of Company Common Stock for each share of Medicus Common Stock subject to such options. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and will be accounted for as a purchase transaction.

          The amount of consideration paid by the Company was determined by arms length negotiations between the parties. The Company used a portion of its working capital obtained from its public offering in October 1997 for the Acquisition and will use a portion of its working capital for the consummation of the Merger.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Financial Statements of Business Acquired

               1. Balance Sheet as of May 31, 1997 and 1996 and the related Statements of Operations, Changes in Stockholders' Equity and Cash Flows for each of the three years ended May 31, 1997.

               2. Balance Sheet as of August 31, 1997 and the related Statements of Operations and Cash Flows for the three months ended August 31, 1997 and 1996, respectively.

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and
Stockholders of Medicus Systems Corporation

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Medicus Systems Corporation at May 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended May 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP

Chicago, Illinois
July 23, 1997

                           MEDICUS SYSTEMS CORPORATION
                                 BALANCE SHEETS
                              MAY 31, 1997 AND 1996


                                  A S S E T S                                              1997              1996
                                                                                       ------------      ------------
Current assets:
       Cash and cash equivalents                                                       $  1,205,135      $    765,312
       Short-term investments                                                                  --           7,705,380
       Accounts receivable and unbilled services, net of allowance for doubtful
           accounts of $1,713,008 and $1,222,463, respectively                           10,500,676         8,451,675
       Inventories                                                                          214,264           235,398
       Prepaid expenses and other                                                           258,725           638,669
       Prepaid and deferred income taxes                                                  2,147,416         2,650,076
       Due from Managed Care Solutions, Inc.                                                   --             647,408
       Net assets of discontinued operation                                                 111,381         1,020,764
                                                                                       ------------      ------------
                                                                                         14,437,597        22,114,682
                                                                                       ------------      ------------

Property and equipment, at cost less accumulated depreciation                             2,335,175         2,794,932
Internally developed software, at cost less accumulated amortization of $2,110,378
       and $1,729,141, respectively                                                       3,087,849         2,152,419
Installment accounts receivable, due after one year, less unearned
       interest of $154,647 and $147,963, respectively                                      533,488           398,897
Deferred income taxes                                                                     2,454,563           227,635
                                                                                       ------------      ------------
                                                                                       $ 22,848,672      $ 27,688,565
                                                                                       ============      ============
       L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

Current liabilities:
       Accounts payable                                                                $    597,787      $    188,777
       Accrued compensation                                                                 453,035         1,487,551
       Accrued restructuring charges                                                      2,247,416         1,527,461
       Other accrued liabilities                                                          1,138,226           970,140
       Deferred revenue                                                                   6,910,599         5,313,399
       Notes payable                                                                      1,000,000              --
                                                                                       ------------      ------------
                                                                                         12,347,063         9,487,328
                                                                                       ------------      ------------
Notes payable                                                                             1,000,000              --
                                                                                       ------------      ------------
Stockholders' equity:
       Preferred stock $1,000 par, 500 shares authorized and issued                         500,000              --
       Common stock $.01 par:
           Authorized - 10,000,000 shares
           Issued - 6,487,159 shares and 6,456,447 shares, respectively                      64,872            64,564
       Capital in excess of par value                                                    22,063,715        21,880,994
       Capital in excess of par value - warrant                                             944,000              --
       Less treasury stock:
           Preferred stock, at cost - 500 shares                                           (500,000)             --
           Common  stock, at cost - 1,007,002 and 7,002 shares, respectively             (5,687,418)          (62,418)
       Unrealized loss on short-term investments                                               --             (18,361)
       Accumulated deficit                                                               (7,883,560)       (3,663,542)
                                                                                       ------------      ------------
                                                                                          9,501,609        18,201,237
                                                                                       ============      ============
                                                                                       $ 22,848,672      $ 27,688,565
                                                                                       ============      ============


        The accompanying notes are an integral part of these statements.

                           MEDICUS SYSTEMS CORPORATION
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED MAY 31, 1997, 1996 AND 1995


                                                                    1997              1996              1995
                                                                ------------      ------------      ------------
Revenues:
       Software products and services                           $  8,148,858      $ 10,374,977      $ 13,495,033
       Maintenance and support services                           10,120,842         9,419,202         9,012,234
                                                                ------------      ------------      ------------
                                                                  18,269,700        19,794,179        22,507,267
                                                                ------------      ------------      ------------

Costs and expenses:
       Software products and services                              2,936,115         3,889,458         4,117,822
       Maintenance and support services                            5,098,992         5,563,821         4,374,432
                                                                ------------      ------------      ------------
                                                                   8,035,107         9,453,279         8,492,254
       Marketing, general and
           administrative                                         10,034,473        11,287,826         8,325,563
       Research and development                                    3,065,552         1,835,575         2,149,188
       Restructuring charges                                       2,800,391         4,662,203              --
       Stock repurchase                                            1,690,042              --                --
                                                                ------------      ------------      ------------
                                                                  25,625,565        27,238,883        18,967,005
                                                                ------------      ------------      ------------
Operating income (loss)                                           (7,355,865)       (7,444,704)        3,540,262
       Interest and other income                                     367,430           555,742           679,547
                                                                ------------      ------------      ------------
Income (loss) from continuing operations
       before income taxes                                        (6,988,435)       (6,888,962)        4,219,809
Provision for (benefit from) income taxes                         (2,569,365)       (2,816,313)        1,519,131
                                                                ------------      ------------      ------------
Income (loss) from continuing operations                          (4,419,070)       (4,072,649)        2,700,678
Discontinued operation, net of taxes                                 199,052           346,658           323,815
                                                                ------------      ------------      ------------

Net income (loss)                                               $ (4,220,018)     $ (3,725,991)     $  3,024,493
                                                                ============      ============      ============

Earnings (loss) per common and common equivalent share, pro forma for 1996 and 1995

       Continuing operations                                    $      (0.73)     $      (0.62)     $       0.40
       Discontinued operation                                           0.03              0.05              0.05
                                                                ============      ============      ============
                                                                $      (0.70)     $      (0.57)     $       0.45
                                                                ============      ============      ============

Weighted average common and common equivalent
       shares outstanding                                          6,007,023         6,539,988         6,704,251
                                                                ============      ============      ============


        The accompanying notes are an integral part of these statements.

                           MEDICUS SYSTEMS CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 For the years ended May 31, 1997, 1996 and 1995


                                                                                   CAPITAL IN
                                       PREFERRED        COMMON      CAPITAL IN     EXCESS OF       TREASURY
                                       STOCK PAR        STOCK        EXCESS OF    PAR VALUE -       STOCK
                                         VALUE        PAR VALUE      PAR VALUE      WARRANT      (PREFERRED)
                                      -------------  ------------- -------------- -------------  -------------
Balance, May 31, 1994
                                      -------------  ------------- -------------- -------------  -------------
       Net income
       Payments to Predecessor
           Corporation, net
       Market value adjustment of
           short-term investments,
           net of income taxes

                                      -------------  ------------- -------------- -------------  -------------
Balance, May 31, 1995
                                      -------------  ------------- -------------- -------------  -------------
       Net loss prior to February
           29, 1996 distribution
       Payments to Predecessor
           Corporation, net
       Market value adjustment of
           short-term investments,
           net of income taxes
       February 29, 1996
           distribution of common
           stock                                        $ 64,320    $ 21,702,593
       Net loss subsequent to
           February 29, 1996
           distribution
       Sale of stock under employee
           stock  purchase
           plan                                               79          42,574
       Sale of stock under
           employee stock
           option plan,
           including tax
           benefits                                          165         112,835
       Vested portion of
           stock options
           applicable to
           compensation                                                   22,992
           expense


                                                       UNREALIZED
                                        TREASURY        LOSS ON
                                          STOCK        SHORT-TERM      ACCUMULATED
                                         (COMMON)     INVESTMENTS        DEFICIT         GROUP EQUITY          TOTAL
                                     ---------------  -------------  ----------------  -----------------  ----------------
Balance, May 31, 1994                                                                  $  25,574,678      $   25,574,678
                                      --------------- -------------  ----------------  -----------------  ----------------
       Net income                                                                          3,024,493           3,024,493
       Payments to Predecessor
           Corporation, net                                                               (6,236,370)         (6,236,370)
       Market value adjustment of
           short-term investments,
           net of income taxes                        $   (58,430)                                               (58,430)
                                      --------------- -------------  ----------------  -----------------  ----------------
Balance, May 31, 1995                                     (58,430)                        22,362,801          22,304,371
                                      --------------- -------------  ----------------  -----------------  ----------------
       Net loss prior to February
           29, 1996 distribution                                                            (253,772)           (253,772)
       Payments to Predecessor
           Corporation, net                                                                 (404,534)           (404,534)
       Market value adjustment of
           short-term investments,
           net of income taxes                             57,379                                                 57,379
       February 29, 1996
           distribution of common
           stock                          $ (62,418)                                     (21,704,495)               -
       Net loss subsequent to
           February 29, 1996
           distribution                                                 $ (3,472,219)                         (3,472,219)
       Sale of stock under employee
           stock  purchase
           plan                                                                                                   42,653
       Sale of stock under
           employee stock
           option plan,
           including tax
           benefits                                                                                              113,000
       Vested portion of
           stock options
           applicable to
           compensation                                                                                           22,992
           expense

       Declaration of dividends
       Market value adjustment of
           short-term investments,
           net of income taxes
                                      -------------  ------------- -------------- -------------  -------------
Balance, May 31, 1996                                      64,564     21,880,994
                                      -------------  ------------- -------------  -------------  -------------
       Net loss
       Stock repurchase                  $  500,000                                  $  944,000  $  (500,000)
       Sale of stock under employee
           stock  purchase
           plan                                               308        171,759
       Vested portion of
           stock options
           applicable to
           compensation                                                   10,962
           expense
       Market value adjustment of
           short-term investments,
           net of income taxes
                                      =============  ============= =============  ============== =============
Balance, May 31, 1997                    $  500,000       $64,872   $ 22,063,715      $ 944,000  $  (500,000)
                                      =============  ============= =============  ============== =============



       Declaration of dividends                                         (191,323)                                (191,323)
       Market value adjustment of
           short-term investments,
           net of income taxes                             (17,310)                                               (17,310)
                                      --------------  -------------  ---------------   -----------------  ---------------
Balance, May 31, 1996                       (62,418)       (18,361)   (3,663,542)                              18,201,237
                                      --------------  -------------  ---------------   -----------------  ---------------
       Net loss                                                       (4,220,018)                              (4,220,018)
       Stock repurchase                  (5,625,000)                                                           (4,681,000)
       Sale of stock under employee
           stock  purchase
           plan                                                                                                   172,067
       Vested portion of
           stock options
           applicable to
           compensation                                                                                            10,962
           expense
       Market value adjustment of
           short-term investments,
           net of income taxes                              18,361                                                 18,361
                                      =============   ============= ============ ====  ================   ===============
Balance, May 31, 1997                  $ (5,687,418)      $     -    $ (7,883,56 0)      $        -             9,501,609
                                     ==============  ============= =================  ================   ================


        The accompanying notes are an integral part of these statements.

                           MEDICUS SYSTEMS CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED MAY 31, 1997, 1996 AND 1995


                                                                      1997              1996              1995
                                                                  ------------      ------------      ------------
Cash flows from operating activities:
       Net income (loss)                                          $ (4,220,018)     $ (3,725,991)     $  3,024,493
       Adjustments to reconcile net income (loss) to net cash
           provided by (used in) operating activities:
           Depreciation and amortization of
             property and equipment                                  1,097,274           683,281           592,411
           Amortization of software                                    381,238         1,229,408           538,933
           Deferred income taxes                                       (62,612)       (2,410,259)          383,374
           Restructuring charges                                     1,446,781         4,208,496              --
           Stock repurchase                                          1,319,000              --                --
           Provision for doubtful accounts                             368,361         1,483,173              --
           Changes in current assets and current liabilities:
             Accounts receivable and unbilled services              (1,917,262)       (1,740,049)         (495,179)
             Due from Managed Care Solutions, Inc.                     647,408          (647,408)             --
             Inventories                                                21,134           (25,451)           67,641
             Prepaid expenses and other current assets              (1,371,036)         (351,855)         (290,798)
             Installment accounts receivable                          (134,591)          162,557          (290,685)
             Accounts payable                                          409,268          (433,420)          187,697
             Accrued compensation                                   (1,034,516)          768,542          (320,241)
             Other accrued liabilities                                 212,033           195,687          (141,065)
             Deferred revenue                                        1,597,200           299,375           300,080
                                                                  ------------      ------------      ------------
Net cash provided by (used in) operating activities                 (1,240,338)         (303,914)        3,556,661
                                                                  ------------      ------------      ------------

Cash flows from investing activities:
           Additions to property and equipment                        (619,932)         (806,997)         (871,222)
           Additions to internally developed software               (1,593,494)       (2,301,701)       (1,956,169)
           Purchase of short-term investments                      (86,846,102)      (42,565,224)      (78,747,517)
           Proceeds from sale of short-term investments             89,798,110        39,903,650        61,760,000
           Proceeds from maturity of short-term investments          4,784,360         5,033,377        23,683,611
                                                                  ------------      ------------      ------------
Net cash provided by (used in) investing activities                  5,522,942          (736,895)        3,868,703
                                                                  ------------      ------------      ------------

Cash flows from financing activities:
           Sale of preferred stock                                     500,000              --                --
           Sale of common stock                                        157,219            38,830              --
           Stock repurchase                                         (4,500,000)             --                --
           Payments from Predecessor Corporation                          --             761,984         1,295,470
           Payments to Predecessor Corporation                            --          (1,359,386)       (7,338,969)
           Dividends paid                                                 --            (191,323)             --
                                                                  ------------      ------------      ------------
Net cash used in financing activities                               (3,842,781)         (749,895)       (6,043,499)
                                                                  ------------      ------------      ------------

Net increase (decrease) in cash and cash equivalents                   439,823        (1,790,704)        1,381,865
Cash and cash equivalents:
       Beginning of period                                             765,312         2,556,016         1,174,151
                                                                  ------------      ------------      ------------
       End of period                                              $  1,205,135      $    765,312      $  2,556,016
                                                                  ============      ============      ============


        The accompanying notes are an integral part of these statements.

                           MEDICUS SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL INFORMATION AND BASIS OF PRESENTATION

      Prior to March 1, 1996, the Company's predecessor (the "Predecessor Corporation") operated a software and related services business and a small managed care business. In connection with a series of transactions which occurred on March 1, 1996, the Predecessor Corporation formed a new Delaware subsidiary, Medicus Systems Software, Inc., to which it transferred all of its assets and liabilities excluding only the defined assets and liabilities of its managed care business. In turn, the stock of this newly-formed subsidiary was distributed on a share-for-share basis to the stockholders of the Predecessor Corporation (the "Distribution"), the name of the subsidiary was changed to Medicus Systems Corporation (the "Company"), and the name of the Predecessor Corporation was changed to Managed Care Solutions, Inc. ("MCS"). The Company is liable for all obligations of the Predecessor Corporation except those specifically related to the Predecessor Corporation's managed care business.

      Although the Company is, in substance, the Predecessor Corporation's successor, the financial statements of the Company have been prepared as if the Company had operated as a free-standing entity for all the periods presented (excluding certain incremental corporate expenses that would have been incurred had it operated on a stand-alone basis). Accordingly, the financial statements include those assets, liabilities, revenues and expenses directly attributable to the Company's operations and exclude those specifically related to the managed care business. The Company believes this presentation most fairly represents its financial condition, results of operations and changes in stockholders' equity and cash flows. The financial statements included herein for periods prior to the Distribution do not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

      The Company and MCS signed a services agreement, pursuant to which the Company (i) made available to MCS certain services, including tax, accounting, data processing, cash management, employee benefits, monitoring, operational, supervisory, insurance purchasing and claims administration consulting services, and (ii) provided certain financial services to MCS, including analysis and advice regarding potential financial transactions (including but not limited to proposed issuance of debt or equity securities, proposed merger or asset acquisition or sale transactions and dividend, stock split or similar transactions), assistance in budget and forecast preparation, relations with financial analysts, financial press, and investors, and crisis management and control. Such services commenced on March 1, 1996, and continued for one year. MCS paid the Company $700,000 for such services. In order to compensate the Company for fixed costs incurred in making such services available, MCS paid such fees whether or not it elected to utilize the services. MCS also reimbursed the Company for its out-of-pocket expenses in connection therewith. The services agreement also provided that the Company would not be liable for any losses or damages suffered in respect of services to be performed thereunder, other than by reason of its willful misconduct or gross negligence in performing such services. Marketing, general and administrative expenses were reduced by $525,000 and $175,000 in the years ended May 31, 1997 and 1996, respectively, as a result of this agreement.

NOTE 2 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of operations

      Medicus develops, markets, and supports a family of specialized integrated software products utilized by healthcare financial administrators, physicians and nursing executives, health information and other administrative departments in the United States and Canada. The Company's software products and services enable clients to capture, structure and analyze clinical, operational and financial information thereby allowing these professionals to measure, monitor and manage organizational performance and optimize outcomes. Medicus also provides product-related maintenance and support services.

      Revenue recognition

      Revenue from software license agreements is recognized upon contract execution, product delivery and client acceptance in instances where no remaining obligations under the agreement exist. In instances where minor obligations remain under a license agreement after the delivery of the product, a pro rata portion of the revenue is deferred until the minor obligations have been fulfilled. When the software product has been delivered but significant obligations are present under a license agreement, the full amount of revenue under the agreement is deferred and recognized as the related services are performed. Revenue from maintenance and support agreements is recognized ratably over the term of the contract.

      Inventories

      Inventories, which consist primarily of data processing equipment and forms, are stated at the lower of cost or market value, cost being determined using specific identification.

      Property and equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method based upon an estimated useful life of five years. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts. Renewals and betterments are capitalized and depreciated. Maintenance and repairs are charged to expense as incurred.

      Purchased software used in operations is stated at cost. Amortization is computed using the straight-line method based upon an estimated useful life of three to five years. The amortization charged to expense in 1997, 1996 and 1995 totaled $305,415, $371,095 and $315,313, respectively.

      Internally developed software

      Costs of internally developed software (net of accumulated amortization) aggregating $3,087,849 and $2,152,419 as of May 31, 1997 and 1996, respectively, consist of certain production costs of computer software to be sold, leased or otherwise marketed which have been capitalized in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 86. Capitalized software costs are amortized on a product-by-product basis. Amortization is computed based upon the ratio of current revenues to total anticipated revenues or the straight-line method over the estimated life of the product (typically three years), whichever provides the greater amortization. Amortization expense for capitalized software costs totaled $381,237, $784,209 and $222,595 during 1997, 1996 and 1995, respectively.

      Research and development

      Research and development costs, principally the design and development of proprietary software prior to the establishment of technological feasibility, are expensed as incurred. Routine maintenance expenses incurred in connection with specific software applications related to individual contracts are charged to costs of software products and services as incurred.

      Income taxes

      The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The statement requires an asset and liability approach for financial accounting and reporting for income taxes.

      Earnings per share

      Since the capital structure of the Company is comparable to that existing prior to the Distribution, earnings (loss) per common share is based upon the actual capital structure of the Company for the period from March 1, 1996 through May 31, 1997, and the capital structure of the Predecessor Corporation for the period from June 1, 1995 through February 29, 1996. Pro forma earnings
(loss) per common share is based upon the capital structure of the Predecessor Corporation, and does not necessarily reflect the results of operations of the Company had it operated as a stand-alone entity during the periods presented, and may not be indicative of future operations. Weighted average shares used in the calculation of earnings (loss) per share represent common stock and common stock equivalents. Common stock equivalents include shares issuable on the exercise of stock options and the warrant (when dilutive), using the treasury stock method from the date of grant.

      Management estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses recognized during the periods presented. Actual results could differ from those estimates.

      Fair value of financial instruments

      The carrying amounts reported in the balance sheets for cash, short-term investments, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

      Statements of cash flows

      For purposes of the Statements of Cash Flows, the Company considers cash and cash equivalents to be cash and overnight investments. Actual cash paid for income taxes for the years ended May 31, 1997, 1996 and 1995 was $90,561, $539,559 and $1,427,700, respectively.


      Reclassifications

      Certain reclassifications have been made in the prior period financial statements to conform to the current period presentation. These reclassifications had no effect on previously reported total assets, total liabilities, stockholders' equity or results of operations.

NOTE 3 - DISCONTINUED OPERATION

      Effective May 31, 1997 the Company adopted a plan to discontinue its contract services line of business. This separate line of business consisted of information systems management contracts with two customers (one customer during the year ended May 31, 1997). As a result of this decision, the net assets of the contract services line of business have been reclassified in the Balance Sheet at May 31, 1997 and 1996. Also, the results of operations of the contract services business have been reclassified in the Statements of Operations for the three years ended May 31, 1997.

      The assets and liabilities of the discontinued operation consist mainly of the following:

                                                      MAY 31, 1997     MAY 31, 1996
                                                      ------------     ------------
Accounts receivable and unbilled services                  288,457        1,212,747
Prepaid expenses and other                                  45,702           70,725
Property and equipment                                      37,032           54,617
Accounts payable and other accrued liabilities            (212,771)        (276,960)
Accrued compensation                                       (47,039)         (40,365)
                                                      ============     ============
                                                      $    111,381     $  1,020,764
                                                      ============     ============

      The following table summarizes selected financial data of the contract services business for the years ended May 31, 1997, 1996 and 1995:

                                    YEAR ENDED MAY 31,
                       -------------------------------------------
                           1997            1996            1995
                       -----------     -----------     -----------
Revenues               $10,043,000     $11,271,000     $11,322,000
Operating income           324,000         573,000         506,000
Income tax expense         124,610         226,331         182,146

      The contract services line of business is expected to continue operating until the expiration of its remaining contract on May 31, 1998. This line of business is not expected to incur losses or generate significant income prior to its termination.

NOTE 4 - RESTRUCTURING CHARGES

      During the third quarter of fiscal 1996, the Company commenced a process to evaluate its strategic position, including the markets it will pursue and product offerings in those chosen markets. As a result of decisions made in the quarter ended February 29, 1996, the Company began a plan resulting in the recording of approximately $1.6 million in charges to exit certain product lines and abandon certain development efforts.

      Specifically, the Company decided to exit the Executive Information Systems product line, recording charges to write down related customer accounts and accrue future costs to provide maintenance associated with existing contractual obligations. In addition, product development efforts for the Optimizer project and portions of the MACH 1 project, which will no longer be utilized in the Medicus product line, were abandoned and their associated development costs, which had been previously capitalized, were expensed.

      During the fourth quarter of fiscal year 1996, the Company continued the process resulting in additional charges of $3.1 million. The Company decided to exit the Clinical Case Management Systems product line and abandon development efforts for the Clinical Data Systems Wincoder V2 project. Severance costs associated with an officer and several employees, in addition to the write-off of a portion of the Contract Management System, were also included in the restructuring charge.

      As part of an ongoing evaluation, the Company refined its strategic planning process during fiscal 1997, and assessed continuing obligations associated with the implementation of the plan. The Company continued the process of implementing its plans during 1997 and, following the stock repurchase from its founder in the quarter ended February 28, 1997, recorded $2.8 million in charges to complete its plan, including accruing certain costs to reorganize the Company's business units, to abandon certain development efforts, and to increase the allowance for doubtful accounts. Specifically, the Company decided to relocate operations for its Clinical Data Systems ("CDS") division, based in Alameda, CA, to the Company's Evanston, IL corporate offices. Costs accrued associated with the relocation, which is expected to be completed during the next twelve months, included costs to cancel existing lease agreements, to terminate employees and to write down abandoned assets. In addition, the Company increased its reserves for product line exit costs and severance costs that relate to the remaining customer of the previously discontinued Clinical Case Management Systems ("CCM") product line. Also, certain product development efforts for the Company's Patient Focused Systems ("PFS") products were abandoned, and the associated development costs, which had been previously capitalized, along with other related product line exit costs were expensed. The Company has increased its allowance for doubtful accounts due to the potential for certain additional billed and unbilled accounts to become uncollectible as a result of the decisions discussed above.

      The restructuring charges included in the Statements of Operations for the years ended May 31, 1997 and May 31, 1996, respectively, were comprised of the following items:

                                               MAY 31,        MAY 31,
                                                1997           1996
                                             ----------     ----------
Product line exit costs                      $  798,000     $  856,633
Business unit reorganization costs              705,697           --
Employee termination and severance costs        569,868      1,117,086
Accounts receivable and reserves                450,000        787,206
Capitalized software write-downs                276,826      1,901,278
                                             ----------     ----------
                                             $2,800,391     $4,662,203
                                             ==========     ==========

      The Company's revised strategic plan included the termination of three officers and thirty-nine employees in 1997 and one officer and three employees in 1996.

      At May 31, 1996, restructuring liabilities in the Balance Sheet aggregated $1,527,461. During the year ended May 31, 1997, the Company increased its reserve for employee termination and severance costs and product line exits costs by $569,868 and $798,000, respectively, primarily due to the Company's decision to relocate its CDS division and increase its CCM product line reserve. The Company also recorded a $705,697 charge for business unit reorganization costs associated with the relocation. The Company did not accrue estimated incremental costs of approximately $1.3 million associated with the relocation. Such costs relate to the orderly transition of the division, will be incurred during fiscal 1998 and are not accruable as part of the restructuring charge under generally accepted accounting principles. During the year ended May 31, 1997 the Company paid $763,844, $233,950 and $31,100 in severance benefits, product line exit costs, and business unit reorganization costs, respectively. The Company also reduced its reserve for severance obligations and continuing obligations on product line exit costs by $124,716 and $200,000, respectively, as a result of favorable settlements with two of its employees and negotiations with its customers.

      The components of the restructuring reserve at May 31, 1997, which the Company expects will be paid during the next twelve months, and at May 31, 1996 are as follows:

                                               MAY 31,        MAY 31,
                                                1997           1996
                                             ----------     ----------
Product line exit costs                      $  774,425     $  410,375
Business unit reorganization costs              674,597           --
Employee termination and severance costs        798,394      1,117,086
                                             ----------     ----------
                                             $2,247,416     $1,527,461
                                             ==========     ==========

NOTE 5 - STOCK REPURCHASE

      On December 5, 1996, the Company reached an agreement in principle (the "Agreement") with its founder, Richard C. Jelinek, to purchase from Mr. Jelinek, and a trust of which he is a beneficiary (the "Trust"), one million shares of Common Stock and 500 shares of Voting Preferred Stock. Also, Mr. Jelinek agreed to resign as Chairman and agreed, among other things, not to attempt to seek voting control of the Company for a period of five years. (Mr. Jelinek continues to serve as a Director.) In exchange, the Company agreed to pay Mr. Jelinek and the Trust $4.5 million in cash and $2.0 million in 8% two-year promissory notes, and to issue to Mr. Jelinek and the Trust 400,000 five-year warrants to purchase Common Stock at $8.00 per share. The Company's Board of Directors approved the Agreement on January 2, 1997, and the Company's stockholders approved the Agreement at the Annual Meeting of Stockholders on March 19, 1997.

      The Company's results of operations for the year ended May 31, 1997 included $1,690,042 in related costs and expenses, as a result of the Agreement. The fair value of consideration exchanged in excess of the market price of the Common Stock and the exercise price of the Voting Preferred Stock, aggregating $1,319,000, has been expensed. Also included are $371,042 in investment banking and other professional fees incurred to consummate the Agreement. The Company recorded the charge in the quarter ended February 28, 1997.

NOTE 6 - PROPERTY AND EQUIPMENT

      Property and equipment as of May 31, 1997 and 1996 were comprised of the following:

                                             1997           1996
                                          ----------     ----------
Equipment                                 $4,358,224     $3,797,976
Furniture and fixtures                       674,796        645,260
Leasehold improvements                       276,355        294,052
Purchased software used in operations      2,105,910      2,058,068
                                          ----------     ----------
                                           7,415,285      6,795,356
Less - accumulated depreciation            5,080,110      4,000,424
                                          ==========     ==========
                                          $2,335,175     $2,794,932
                                          ==========     ==========

NOTE 7 - INCOME TAXES

      The provision for (benefit from) income taxes from continuing operations consisted of the following:

                                    YEAR ENDED MAY 31,
                       ---------------------------------------------
                           1997             1996             1995
                       -----------      -----------      -----------
Currently payable:
   Federal             $(2,183,016)     $  (344,770)     $   838,701
   State                  (323,737)         (61,284)         297,056
                       -----------      -----------      -----------
                        (2,506,753)        (406,054)       1,135,757
Deferred                   (62,612)      (2,410,259)         383,374
                       ===========      ===========      ===========
                       $(2,569,365)     $(2,816,313)     $ 1,519,131
                       ===========      ===========      ===========

      A reconciliation of total taxes based on the federal statutory rate and the Company's actual total provision (benefit) was as follows:

                                                      YEAR ENDED MAY 31,
                                        ---------------------------------------------
                                            1997             1996             1995
                                        -----------      -----------      -----------
Income tax at the federal statutory
   rate of 34%                          $(2,266,022)     $(2,147,430)     $ 1,606,762
State taxes, net of federal benefit        (197,944)        (281,377)         202,736
Research and development tax credit        (111,439)             -           (179,659)
Effect of stock repurchase                  191,760              -                -
Other, net                                  (61,110)        (161,175)          71,438
                                        ===========      ===========      ===========
                                        $(2,444,755)     $(2,589,982)     $ 1,701,277
                                        ===========      ===========      ===========

      The components of the deferred income tax provision (benefit) from continuing operations were as follows:

                                                         YEAR ENDED MAY 31,
                                           ---------------------------------------------
                                               1997             1996             1995
                                           -----------      -----------      -----------
Provision for doubtful accounts            $  (161,354)     $  (255,654)     $       -
Net operating loss carried forward            (244,148)        (937,554)             -
Capitalization of software costs
   for financial reporting purposes            505,930         (350,483)         481,153
Depreciation                                   (14,751)         (53,416)         (58,122)
Financial reporting reserve recognized
   in advance of tax deduction                (148,289)        (813,152)         (39,657)
                                           ===========      ===========      ===========
                                           $   (62,612)     $(2,410,259)     $   383,374
                                           ===========      ===========      ===========

      The deferred income tax assets and liabilities were comprised of the following:

                                                                 AS OF MAY 31,
                                                 ---------------------------------------------
                                                     1997             1996             1995
                                                 -----------      -----------      -----------
Provision for doubtful accounts                  $  (659,508)     $  (498,154)     $  (242,500)
Financial reporting reserve recognized in
   advance of tax deduction                       (1,066,896)        (918,609)        (105,457)
Net operating loss carried forward                (3,544,223)        (937,554)             -
Research and development credit carryforward        (111,439)             -                -
Market value adjustment on
   short-term investments                                -            (12,628)         (40,184)
                                                 -----------      -----------      -----------
Total deferred tax assets                         (5,382,066)      (2,366,945)        (388,141)
                                                 -----------      -----------      -----------
Capitalization of software costs for
   financial reporting purposes                    1,188,822          682,892        1,033,375
Depreciation                                          12,277           27,028           80,444
                                                 -----------      -----------      -----------
Total deferred tax liabilities                     1,201,099          709,920        1,113,819
                                                 -----------      -----------      -----------
Total net deferred taxes                         $(4,180,968)     $(1,657,025)     $   725,678
                                                 ===========      ===========      ===========

      In connection with the Distribution, the Company and MCS agreed to share the tax burdens of the Predecessor Corporation, based upon the taxable income of the separate businesses prior to the Distribution. The Company and MCS are also prohibited from taking any actions which are inconsistent with the tax-free nature of the Distribution.

      The Company will be able to utilize tax net operating losses incurred subsequent to the Distribution to the extent the Company has taxable income subsequent to the Distribution.

Management has determined that the net deferred tax asset more likely than not will be realized in the future and, therefore, has not provided any valuation allowances against these assets. The Company's net operating loss carryforwards of $3,544,223 expire in 2011 and 2012, while research and development tax credits expire in 2012.

NOTE 8 - NOTES PAYABLE AND LINE OF CREDIT

      On December 5, 1996, the Company reached an agreement in principle with its founder, Richard C. Jelinek, to purchase from Mr. Jelinek, and a trust of which he is a beneficiary (the "Trust"), one million shares of Common Stock and 500 shares of Voting Preferred Stock. In exchange, the Company agreed to pay Mr. Jelinek and the Trust $4.5 million in cash and $2.0 million in 8% two-year promissory notes, and issued to Mr. Jelinek and the Trust 400,000 five-year warrants to purchase Common Stock at $8.00 per share. The scheduled maturities are $1 million March 19, 1998 and $1 million March 19, 1999. Interest costs incurred and paid on the promissory notes totaled $32,258 for the year ended May 31, 1997.

      In April 1997, the Company entered into an agreement with a bank that provides for a secured, revolving line of credit up to a maximum of $2.5 million. The credit facility, which has an initial maturity date of October 1998, bears interest at the bank's prime rate and provides the bank with a first security interest in all assets of the Company. Certain financial covenants and reporting requirements are also included in the agreement. As of May 31, 1997, the Company had not utilized the line of credit.

NOTE 9 - STOCKHOLDERS' EQUITY

      The following table summarizes information regarding stockholders' equity as of May 31, 1997:

                                                                                                                       DIVIDEND
                                                                                       TOTAL PAR          VOTES        RIGHT PER
                                       SHARES       SHARES         PAR VALUE             VALUE             PER           SHARE
                                     AUTHORIZED     ISSUED         PER SHARE             ISSUED           SHARE        PER ANNUM
                                     ----------     ------         ---------           ---------          -----        ---------

Voting preferred stock (1)                  500           -       $   1,000.00                 -         44,000            (1)
Preferred stock (2)                   1,000,000           -                .01                 -             (2)           (2)
Common stock                         10,000,000    6,487,159               .01        $    64,872             1             -

(1) The previous chairman of the board and chief executive officer exercised an option to purchase all of the authorized and unissued shares of voting preferred stock at $1,000 per share on March 19, 1997. The Company, as part of the stock repurchase agreement, immediately repurchased these shares. The voting preferred stock is currently held in treasury.

(2) The Board of Directors has the authority to determine the rights and preferences of this preferred stock upon its issuance.

NOTE 10 - STOCK OPTIONS AND WARRANTS

      Upon the Distribution, the Company adopted various stock option plans of the Predecessor Corporation. Options to purchase Predecessor Corporation common stock have been converted into options to purchase Medicus common stock based upon the fair market value following the Distribution. The Company applies APB Opinion 25 and related Interpretations to account for its plans. Accordingly, no compensation cost is generally recognized for its stock option plans and its employee stock purchase plan. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed by SFAS 123, "Accounting for Stock-Based Compensation", the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                      YEAR ENDED MAY 31,
                                               -------------------------------
                                                    1997             1996
                                               -------------     -------------
Net income (loss)               As reported    $ (4,220,018)     $ (3,725,991)
                                Pro forma        (5,187,253)       (4,262,364)

Earnings (loss) per share       As reported           (0.70)            (0.57)
                                Pro forma             (0.86)            (0.65)


      For purposes of SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996 respectively: no expected dividends, expected volatility of and 76.36% and 72.17%, risk-free interest rates of 6.56% and 6.09% for the stock options; and lives of 7 years. The weighted-average fair value of options granted in 1997 and 1996 was $4.18 and $5.30 respectively.

      The stock exercise price of each option is determined by a committee (the "Committee") of no fewer than two Directors designated by the Board of Directors, and shall not be less than the fair market value of the stock subject to the option at the time the option is granted. Each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of grant. The Committee shall have full and final authority, in its absolute discretion, to determine the time or times when each option becomes exercisable and the duration of the exercise period. The Committee may at its discretion accelerate the exercisability of any option at any time before expiration or termination of an option previously granted, extend the terms of such option, except that an aggregate option period may never exceed ten years.

      As of May 31, 1997, the Company had 358,879 options available for grant under all plans. A summary of the status of the Company's option plans as of May 31, 1997 and 1996, and changes during the years then ended is presented below:

                                                                 YEAR ENDED MAY 31,
                                          --------------------------------------------------------------------
                                                     1996                                         1997
                                          ---------------------------------    -------------------------------
                                                              WEIGHTED AVG.                      WEIGHTED AVG.
                                                                EXERCISE                           EXERCISE
                                            SHARES               PRICE          SHARES               PRICE
                                            ------            -------------     ------           -------------
Outstanding at beginning of year                 -                    -        1,387,350           $   7.53

Conversion at Distribution of
options previously held
                                           1,035,850           $   7.85                -                  -
Granted                                      368,000               6.28          615,100               5.49

Exercised                                    (16,500)              0.48                -                  -

Canceled/Forfeited                               -                    -         (320,100)              6.10
                                          ----------                          ----------

Outstanding at year-end                    1,387,350               7.53        1,682,350               6.79
                                          ----------                          ----------

Exercisable at year-end                      332,950               7.78          414,950               7.70
                                          ==========                          ==========

      The following table summarizes information about the stock options outstanding at May 31, 1997:


                                         OPTIONS OUTSTANDING                                   OPTIONS EXERCISABLE
                         ------------------------------------------------------         ---------------------------------
                                               WEIGHTED
                                                AVERAGE
                           NUMBER              REMAINING           WEIGHTED               NUMBER              WEIGHTED
     RANGE OF            OUTSTANDING          CONTRACTUAL           AVERAGE             EXERCISABLE            AVERAGE
  EXERCISE PRICES        AT 5/31/97           LIFE (YRS.)        EXERCISE PRICE         AT 5/31/97         EXERCISE PRICE
  ---------------        ----------           -----------        --------------         -----------        --------------
$ 0.19   to    2.00         19,650                 7.8               $  1.87                19,650              $  1.87
  5.00   to    5.82        529,000                 9.5                  5.38                 7,500                 5.25
  6.25   to    6.82        644,200                 7.9                  6.56               169,550                 6.69
  7.02   to    7.60        182,000                 8.6                  7.44                47,750                 7.29
  8.97   to    9.62        273,500                 6.9                  9.34               153,500                 9.34
 11.89   to   16.50         34,000                 7.4                 11.90                17,000                11.90

      The Company realizes an income tax benefit from the exercise of certain stock options. These income tax benefits result in a decrease in current income taxes payable and an increase in capital in excess of par value.

      A healthcare services organization with which the Company maintains a joint development agreement holds a warrant to purchase 100,000 shares of the Company's common stock at a price of $7.80 per share, exercisable any time before March, 1999. The value of the warrant is being amortized on a straight-line basis over its six-year life.

      The Company's founder, Richard C. Jelinek, holds 400,000 warrants to purchase common stock at $8.00 per share. The value of the warrant was recorded as part of the stock repurchase agreement recorded in the quarter ended February 28, 1997.

NOTE 11 - EMPLOYEE BENEFITS

      In connection with the Distribution, the Company adopted an employee stock purchase plan under which the sale of common stock to employees was authorized. Employees may designate up to the lesser of $10,000 or 10% of their compensation for the purchase of stock. The purchase price is the lesser of 85% of the fair market value of the stock on either the date of grant of a one-year purchase option or the date the purchase option is exercised. During the year ended May 31, 1997 and the period from March 1, 1996 through May 31, 1996, 29,162 and 7,132 shares, respectively, of common stock were issued under the plan for an aggregate purchase price of $128,423 and $38,352, respectively. Compensation cost related to the employee stock purchase plan, as determined based on the fair value method of SFAS 123, would have aggregated $139,000 and $75,000, respectively, for the years ended May 31, 1997 and 1996 had the Company adopted this statement. For purposes of SFAS 123, these amounts were estimated using the Black-Scholes model with the following assumptions for the years ended May 31, 1997 and 1996, respectively: no expected dividends, an expected life of one year, expected volatility of 130.17% and 158.17% and risk-free interest rates of 5.40% and 5.45%.

The Company has a contributory retirement savings plan ("401(k) Plan") which covers eligible employees who qualify as to age and length of service. Participants may contribute 1% - 15% of their salaries, subject to maximum contribution limitations imposed by the IRS. The expense of the 401(k) Plan, consisting of discretionary Company contributions, was $134,795, $121,602 and $101,512 for the years ended May 31, 1997, 1996 and 1995, respectively.

NOTE 12 - COMMITMENTS

      The Company has various lease agreements for real and personal property. These obligations extend through 2006 and in some cases contain renewal options. As of May 31, 1997, future minimum lease payments for non-cancelable operating leases in excess of one year are as follows:

YEAR ENDING MAY 31,
-------------------
        1998                              $  977,404
        1999                               1,017,264
        2000                                 847,322
        2001                                 716,538
        2002                                 677,786
    Thereafter                             2,890,522
                                          ==========
                                          $7,126,836
                                          ==========

      Rental expense on all operating leases totaled $828,221, $682,400, and $664,844, during fiscal 1997, 1996 and 1995, respectively.

NOTE 13 - RELATED PARTY TRANSACTIONS

      As discussed in Note 1, the Company and MCS signed a services agreement. For the year ended May 31, 1997 and during the fourth quarter of fiscal 1996, the Company charged MCS $525,000 and $175,000, respectively, for services under this agreement, reducing general and administrative expense by these amounts. Due from Managed Care Solutions, Inc. on the Balance Sheet includes this charge plus amounts owing related to the Distribution. During fiscal 1996 and 1995, the Company provided MCS cash infusions for operating purposes of $250,000 and $5,000,000, respectively.

      The Company has purchased Common Stock and Voting Preferred Stock from its founder, Richard C. Jelinek, and a trust of which he is a beneficiary, pursuant to a transaction described in Note 5 and Note 8. Mr. Jelinek continues to serve a Director.

NOTE 14 - CONCENTRATIONS OF CREDIT RISK

      The Company's revenues are generated from clients operating in the healthcare industry, and accordingly, as of May 31, 1997 and 1996, all of the Company's trade receivables and installment receivables were from entities in this industry. The Company has no policy requiring collateral for the extension of trade credit in the ordinary course of business.

NOTE 15 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      SFAS No. 128, "Earnings per Share," issued in February 1997, changes the method of calculating earnings per share and will be effective for the Company's financial statements for the year ending May 31, 1998. Earlier application is not permitted. However, the Company is permitted to disclose pro forma earnings per share amounts computed using this Statement in periods prior to adoption. Upon adoption, all prior period earnings per share data presented shall be restated to conform to this Statement. The calculation of earnings per share under this Statement is simpler than prior methods and more consistent with international accounting standards. Given the Company's historical losses, common stock equivalents were excluded from prior pro forma earnings per share calculations because they were anti-dilutive. Therefore, adoption of this Statement is not expected to have a material impact on amounts previously reported as pro forma net loss per common share.

      SFAS No. 130, "Reporting Comprehensive Income," issued in June 1997, will require the Company to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on available-for-sale securities. This Statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. The Company expects to adopt this Statement beginning with its financial statements for the year ending May 31, 1998.

      SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company expects to adopt this Statement in its financial statements for the year ending May 31, 1998.

NOTE 16 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

      Unaudited quarterly financial information for the years ended May 31, 1997 and 1996 is supplementary and is provided in the following summary:

                                                                  THREE MONTHS ENDED
                                          ----------------------------------------------------------------------------
                                             MAY 31,            FEBRUARY 28,          NOVEMBER 30,          AUGUST 31,
                                              1997                  1997                  1996                 1996
                                          -----------           -----------           -----------          -----------
Total revenues                            $ 4,845,868           $ 4,064,276           $ 5,162,777          $ 4,196,779
Total operating expenses                    2,075,024             5,259,597             2,121,897            1,378,980
Operating income (loss)                    (1,399,027)           (6,347,410)              109,905              280,667
Net income (loss)                            (793,571)           (3,930,237)              211,574              292,216
Earnings (loss) per common share                (0.14)                (0.60)                 0.03                 0.05


                                                                                 THREE MONTHS ENDED
                                                    -----------------------------------------------------------------------------
                                                      MAY 31,             FEBRUARY 29,          NOVEMBER 30,           AUGUST 31,
                                                       1996                  1996                   1995                  1995
                                                    -----------           -----------           -----------           -----------
Total revenues                                      $ 4,871,723           $ 4,203,719           $ 5,318,504           $ 5,400,233
Total operating expenses                              5,664,899             3,278,847             2,612,565             2,559,171
Operating income (loss)                              (5,946,480)           (1,596,314)             (104,481)              202,571
Net income (loss)                                    (3,472,218)             (781,890)              188,090               340,027
Earnings (loss) per common share                          (0.54)                  -                     -                     -
Pro forma earnings (loss) per common share                  -                   (0.12)                 0.03                  0.05

      Results of operations for the quarters ended February 28, 1997, May 31, 1996, and February 29, 1996 include restructuring charges discussed in Note 4 and the stock repurchase discussed in Note 5. Total revenues, total operating expenses, and operating income for all periods have been restated for the discontinued operation discussed in Note 3.

                         PART I - FINANCIAL INFORMATION

ITEM 7(a)(2).  FINANCIAL STATEMENTS.

                           MEDICUS SYSTEMS CORPORATION
                                 BALANCE SHEETS


                                                                         AUGUST 31,       May 31,
ASSETS                                                                     1997             1997
                                                                       ------------    ------------
CURRENT ASSETS                                                         (Unaudited)
     Cash and cash equivalents                                         $    371,761    $  1,205,135

     Accounts receivable and unbilled services, net of allowance for
          doubtful accounts of $1,742,195 and 1,713,008                   8,615,200      10,500,676

     Inventories                                                            303,424         214,264

     Prepaid expenses and other                                             251,971         258,725

     Prepaid and deferred income taxes                                    2,025,238       2,147,416

     Net assets of discontinued operation                                    52,178         111,381
                                                                       ------------    ------------
                                                                         11,619,772      14,437,597
                                                                       ------------    ------------
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION
     OF $5,331,012 AND $5,080,110                                         2,142,357       2,335,175
INTERNALLY DEVELOPED SOFTWARE, NET OF ACCUMULATED
     AMORTIZATION OF $2,329,887 AND $2,110,378                            2,937,905       3,087,849
INSTALLMENT ACCOUNTS RECEIVABLE DUE AFTER ONE YEAR, NET
     OF UNEARNED INTEREST OF  $145,583 AND $154,647                         536,261         533,488
DEFERRED INCOME TAXES                                                     2,763,950       2,454,563
                                                                       ------------    ------------
                                                                       $ 20,000,245    $ 22,848,672
                                                                       ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                  $    486,037    $    597,787
     Accrued compensation                                                   272,464         453,035
     Accrued restructuring charge                                         1,875,909       2,247,416
     Other accrued liabilities                                            1,482,016       1,138,226
     Deferred revenue                                                     4,857,186       6,910,599
     Notes payable                                                        1,000,000       1,000,000
                                                                       ------------    ------------
                                                                          9,973,612      12,347,063
                                                                       ------------    ------------
NOTES PAYABLE                                                             1,000,000       1,000,000
                                                                       ------------    ------------
STOCKHOLDERS' EQUITY
     Preferred stock $1,000 par, 500 shares authorized and issued           500,000         500,000
     Common stock $.01 par:
     Authorized - 10,000,000 shares
     Issued - 6,492,926 and 6,487,159 shares, respectively                   64,929          64,872
Capital in excess of par value                                           22,095,491      22,063,715
Capital in excess of par value - warrant                                    944,000         944,000
Less treasury stock:
     Preferred stock, at cost - 500 shares                                 (500,000)       (500,000)
     Common stock, at cost - 1,007,002 shares                            (5,687,418)     (5,687,418)
Accumulated deficit                                                      (8,390,369)     (7,883,560)
                                                                       ------------    ------------
                                                                          9,026,633       9,501,609
                                                                       ------------    ------------
                                                                       $ 20,000,245    $ 22,848,672
                                                                       ============    ============






        The accompanying notes are an integral part of these statements.

                           MEDICUS SYSTEMS CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                              Three Months Ended
                                                         --------------------------
                                                          AUGUST 31,     August 31,
                                                            1997            1996
                                                         -----------    -----------
REVENUES
     Software products and services                      $ 2,243,860    $ 1,815,736
     Maintenance and support services                      2,376,050      2,381,043
                                                         -----------    -----------
                                                           4,619,910      4,196,779

COSTS AND EXPENSES
     Software products and services                          718,268        454,102
     Maintenance and support services                      1,127,150        816,611

                                                         -----------    -----------
                                                           1,845,418      1,270,713

     Marketing, general and administrative                 2,723,663      2,139,479
     Research and development                                981,059        505,920

                                                         -----------    -----------
                                                           5,550,140      3,916,112
                                                         -----------    -----------

OPERATING INCOME (LOSS)                                     (930,230)       280,667

     Interest and other income                                42,514        120,094
     Interest expense                                        (39,665)          --

                                                         -----------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
     TAXES                                                  (927,381)       400,761

     Provision for (benefit from) income taxes              (357,041)       159,543
                                                         -----------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                    (570,340)       241,218

DISCONTINUED OPERATION, NET OF TAXES                          63,531         50,998
                                                         -----------    -----------

NET INCOME (LOSS)                                        $  (506,809)   $   292,216
                                                         ===========    ===========

EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
     Continuing operations                               $     (0.10)   $      0.04
     Discontinued operation                                     0.01           0.01
                                                         -----------    -----------
                                                         $     (0.09)   $      0.05
                                                         ===========    ===========
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
     SHARES OUTSTANDING                                    5,489,329      6,473,252
                                                         ===========    ===========





        The accompanying notes are an integral part of these statements.

                           MEDICUS SYSTEMS CORPORATION
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                             Three Months Ended
                                                                       ----------------------------
                                                                         AUGUST 31,     August 31,
                                                                           1997            1996
                                                                       ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Income (Loss) from continuing operations                          $   (570,340)   $    241,218
     Adjustments to reconcile to net cash from operating activities:
          Depreciation of property and equipment                            250,902         284,609
          Amortization of internally developed software                     219,511          78,914
          Deferred income taxes                                             (43,938)         69,836
          Accrued restructuring charge                                     (291,860)       (386,798)
          Allowance for doubtful accounts                                   150,000            --
          Changes in certain current assets and current liabilities:
               Accounts receivable and unbilled services                  1,660,193         307,267
               Due from Managed Care Solutions, Inc.                           --           189,789
               Inventories                                                  (89,160)         35,332
               Prepaid expenses and other current assets                   (136,517)         59,479
               Accounts payable                                            (111,750)         (2,348)
               Accrued compensation                                        (180,571)       (721,699)
               Deferred revenue                                          (2,053,413)     (1,078,628)
          Other, net                                                        341,017        (402,062)
                                                                       ------------    ------------
                                                                           (855,926)     (1,325,091)
                                                                       ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                                         (58,085)        (40,480)
     Additions to internally developed software                             (69,567)       (500,887)
     Proceeds from maturity of short-term investments                          --         1,597,157
     Proceeds from sale of short-term investments                              --        10,888,023
     Purchases of short-term investments                                       --       (11,440,114)
                                                                       ------------    ------------
                                                                           (127,652)        503,699
                                                                       ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock                                                    27,470          49,240
                                                                       ------------    ------------
                                                                             27,470          49,240
                                                                       ------------    ------------

Net decrease in cash and cash equivalents                                  (956,108)       (772,152)
Cash and cash equivalents, beginning of period                            1,205,135         765,312
Net cash activity from discontinued operation                               122,734         976,653
                                                                       ------------    ------------
Cash and cash equivalents, end of period                               $    371,761    $    969,813
                                                                       ============    ============



        The accompanying notes are an integral part of these statements.

                           MEDICUS SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - BASIS OF PRESENTATION

         In management's opinion, the financial statements of Medicus Systems Corporation (the "Company") reflect all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the operating results for the quarters ended August 31, 1997 and 1996. Certain reclassifications have been made in the prior period financial statements to conform to the current period presentation. These reclassifications had no effect on previously reported total assets, total liabilities, equity or results of operations.

         Operating results for the interim periods are not necessarily indicative of the results to be expected for the full year. The financial information included herein should be read in conjunction with the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended May 31, 1997.

         During the quarter ended August 31, 1996, the Company performed certain administrative services for Managed Care Solutions, Inc. ("MCS") under a services agreement resulting from the spin off of the Company from MCS on March 1, 1996. During the quarter ended August 31, 1996, the Company received $175,000 in consideration for these services, and reduced marketing, general and administrative expenses by this amount.

NOTE 2 - DISCONTINUED OPERATION

         Effective May 31, 1997 the Company adopted a plan to discontinue its contract services line of business. This separate line of business consisted of information systems management contracts with one customer. As a result of this decision, the net assets of the contract services line of business, principally accounts receivable and unbilled services, property and equipment, and accounts payable and other accrued liabilities have been reclassified in the Balance Sheets at August 31, 1997 and May 31, 1997. In addition, the results of operations of the contract services business have been reclassified in the Statements of Operations and Statements of Cash Flows for the quarters ended August 31, 1997 and 1996.

         The following table summarizes unaudited selected financial data of the contract services business for the quarters ended August 31, 1997 and 1996:


                                                       Three Months Ended
                                                 -------------------------------
                                                  AUGUST 31,          August 31,
                                                    1997                 1996
                                                 ----------           ----------
REVENUES                                         $2,501,000           $2,497,000
OPERATING INCOME                                    103,000               83,000


NOTE 3 - EARNINGS PER SHARE

         Earnings (Loss) per common share have been computed by dividing net income (loss) by the weighted average of common stock and common stock equivalents outstanding during the period. Common stock equivalents include shares issuable on the exercise of stock options and the warrant (when dilutive), using the treasury method from the date of grant.

                           MEDICUS SYSTEMS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   (Unaudited)


NOTE 4 - ACCRUED RESTRUCTURING CHARGE

         During February, 1996, the Company commenced a process to evaluate its current strategic position, including the markets it expects to pursue and its product offerings in those chosen markets. As a result of decisions made as part of this evaluation process, the Company recorded $4.7 million in restructuring charges, representing costs and expenses to exit certain product lines, to abandon certain product development efforts and to provide for liabilities resulting from the strategic redirection of the Company, including severance costs. Specifically, the Company decided to exit the Clinical Case Management Systems ("CCM") and the Executive Information Systems product lines. Additionally, product development efforts for the Clinical Data Systems Wincoder V2 project and portions of the MACH 1 project, which will no longer be utilized in the Medicus product line, were abandoned and their associated development costs, which had been previously capitalized, were expensed. Severance costs associated with an officer and several employees, in addition to the write-off of a portion of the Contract Management System, were also included in the restructuring charge.


      As part of an ongoing evaluation, the Company refined its strategic planning process during fiscal 1997, and assessed continuing obligations associated with the implementation of the plan. The Company continued the process of implementing its plans during 1997 and, following the stock repurchase from its founder in the quarter ended February 28, 1997, recorded $2.8 million in charges to complete its plan, including accruing certain costs to reorganize the Company's business units, to abandon certain development efforts, and to increase the allowance for doubtful accounts. Specifically, the Company decided to relocate operations for its Clinical Data Systems ("CDS") division, based in Alameda, CA, to the Company's Evanston, IL corporate offices. Costs accrued associated with the relocation included costs to cancel existing lease agreements, to terminate employees and to write down abandoned assets. In addition, the Company increased its reserves for product line exit costs and severance costs that relate to the remaining customer of the previously discontinued CCM product line. Also, certain product development efforts for the Company's Patient Focused Systems ("PFS") products were abandoned, and the associated development costs, which had been previously capitalized, along with other related product line exit costs were expensed. The Company also increased its allowance for doubtful accounts due to the potential for certain additional billed and unbilled accounts to become uncollectible as a result of the decisions discussed above.

      The components of the restructuring reserve, which the Company expects will be utilized during the next nine months, are as follows:


                                                  AUGUST 31,      May 31,
                                                      1997        1997
                                                  ----------   ----------
       PRODUCT LINE EXIT COSTS                    $  671,978   $  774,425
       BUSINESS UNIT REORGANIZATION COSTS            579,986      674,597
       EMPLOYEE TERMINATION AND SEVERANCE COSTS      623,945      798,394
                                                  ----------   ----------
                                                  $1,875,909   $2,247,416
                                                  ==========   ==========



         During the quarter ended August 31, 1997, the Company incurred $79,647 in write-downs of accounts receivable and $22,800 in product line exit costs related to the remaining customer of the previously discontinued CCM product line. The Company also paid $94,611 in business unit reorganization costs related to the relocation of the CDS division and $174,449 in severance benefits and employee termination costs.

                           MEDICUS SYSTEMS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   (Unaudited)


NOTE 5 - NOTE PAYABLE AND LINE OF CREDIT


         On December 5, 1996, the Company reached an agreement in principle with its founder, Richard C. Jelinek, to purchase from Mr. Jelinek, and a trust of which he is a beneficiary (the "Trust"), one million shares of Common Stock and 500 shares of Voting Preferred Stock. In exchange, the Company agreed to pay Mr. Jelinek and the Trust $4.5 million in cash and $2.0 million in 8% two-year promissory notes, and issued to Mr. Jelinek and the Trust 400,000 five-year warrants to purchase Common Stock at $8.00 per share. The scheduled maturities of the notes are $1 million on March 19, 1998 and $1 million on March 19, 1999. Interest costs incurred and paid on the promissory notes totaled $39,665 for the quarter ending August 31, 1997.

      In April 1997, the Company entered into an agreement with a bank that provides for a secured, revolving line of credit up to a maximum of $2.5 million. The credit facility, which has an initial maturity date of October 1998, bears interest at the bank's prime rate and provides the bank with a first security interest in all assets of the Company. Certain financial covenants and reporting requirements are also included in the agreement. As of August 31, 1997, the Company had not utilized the line of credit.

          (b)  Pro Forma Financial Information

               1. Consolidated Balance Sheet as of September 30, 1997, and Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

                              QUADRAMED CORPORATION
                         AND MEDICUS SYSTEMS CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                  SEPTEMBER 30,   AUGUST 31,
                                                      1997          1997
                                                  -----------  ---------------
                                                                 HISTORICAL
                                                  HISTORICAL   MEDICUS SYSTEMS   PRO FORMA        PRO FORMA
                                                   QUADRAMED   CORPORATION(a)   ADJUSTMENTS        COMBINED
                                                  -----------  ---------------  -----------       ---------
                   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ...................   $   6,928      $     372          8,000(f)      $  15,300
  Restricted cash .............................          33           --                                 33
  Accounts receivable, net ....................      11,418          8,615                           20,033
  Prepaid and deferred income taxes ...........        --            2,025                            2,025
  Prepaid and other ...........................         690            607                            1,297
                                                  ---------      ---------      ---------         ---------
      Total current assets ....................      19,069         11,619          8,000            38,688
EQUIPMENT, at cost:
  Equipment ...................................       5,589          7,473                           13,062
  Accumulated depreciation ....................      (2,346)        (5,331)          --              (7,677)
                                                  ---------      ---------      ---------         ---------
      Equipment, net ..........................       3,243          2,142           --               5,385
Long-term investment ..........................       3,700           --                              3,700
CAPITALIZED SOFTWARE
  DEVELOPMENT COSTS, net ......................       1,253          2,938                            4,191
ACQUIRED SOFTWARE, net ........................       1,374           --                              1,374
GOODWILL, net .................................      10,234           --           15,000(g)         25,234
INSTALLMENT ACCOUNTS RECEIVABLE ...............        --              537                              537
DEFERRED INCOME TAXES .........................        --            2,764                            2,764
OTHER .........................................         232           --                                232
                                                  ---------      ---------      ---------         ---------
                                                  $  39,105      $  20,000      $  23,000         $  82,105
                                                  =========      =========      =========         =========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes Payable ...............................   $     300      $   1,000                        $   1,300
  Current maturities of
      capital lease obligations ...............         175           --                                175
  Accounts payable ............................       1,029            485                            1,514
  Accrued liabilities .........................       2,584          1,755                            4,339
  Accrued restructuring charge ................        --            1,876                            1,876
  Deferred revenue ............................       1,341          4,857                            6,198
                                                  ---------      ---------      ---------         ---------
      Total current liabilities ...............       5,429          9,973                           15,402
CAPITAL LEASE OBLIGATIONS,
  less current portion ........................         320           --                                320
Notes payable, less current portion ...........       1,156          1,000                            2,156
                                                  ---------      ---------      ---------         ---------
      Total Liabilities .......................       6,905         10,973                           17,878

STOCKHOLDERS' EQUITY
  Preferred stock .............................        --              500           (500)(h)          --
  Common stock ................................          61             65            (30)(h)            96
  Deferred compensation .......................         (54)          --             --                 (54)
  Additional paid-in capital ..................      44,485         23,039         43,953(h)        111,477
  Less treasury stock .........................        --           (6,187)         6,187(h)           --
  Accumulated deficit .........................     (12,292)        (8,390)       (26,610)(h)       (47,292)
                                                  ---------      ---------      ---------         ---------
      Total Stockholders'Equity (Deficit) .....      32,200          9,027         23,000            64,227
                                                  ---------      ---------      ---------         ---------
                                                  $  39,105      $  20,000      $  23,000         $  82,105
                                                  =========      =========      =========         =========

                              QUADRAMED CORPORATION
                         AND MEDICUS SYSTEMS COPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                    NINE MONTHS ENDED                     NINE MONTHS ENDED
                                    SEPTEMBER 30, 1997                    AUGUST 31, 1997
                                    ------------------                    ---------------
                                                                             HISTORICAL
                                         HISTORICAL         PRIOR          MEDICUS SYSTEMS     PRO FORMA         PRO FORMA
                                         QUADRAMED      ACQUISITIONS(b)(j)  ORPORATION(c)     ADJUSTMENTS        COMBINED
                                         ---------      --------------    --------------     -----------        --------
REVENUES:
  Licenses .........................     $ 14,849                (4)         $ 13,530                             28,375
  Services .........................        7,300             4,332              --                               11,632
                                         --------          --------          --------          --------         --------
      Total revenues ...............       22,149             4,328            13,530                             40,007
                                         --------          --------          --------          --------         --------
OPERATING EXPENSES:
  Cost of licenses .................        5,618              --               6,379                             11,997
  Cost of services .................        4,220             4,269              --                                8,489
  General and administration .......        2,947               699             3,970                              7,616
  Sales and marketing ..............        2,887               281             4,524                              7,692
  Research and development .........        2,227              --               2,843                              5,070
  Amortization of intangible assets           659               235              --               2,250(i)         3,144
  Stock repurchase .................         --                --               1,690                              1,690
  Non-recurring start-up charges/
    restructuring charges ..........        1,040              --               2,800                              3,840
                                         --------          --------          --------          --------         --------

      Total operating expenses .....       19,598             5,484            22,206             2,250           49,538
                                         --------          --------          --------          --------         --------
INCOME (LOSS) FROM OPERATIONS ......        2,551            (1,156)           (8,676)           (2,250)          (9,531)
                                         --------          --------          --------          --------         --------
Interest expense/(income) ..........         (505)               48               (95)                              (552)
Other expense/(income), net ........           11              --                (167)                              (156)
Provision for income taxes(benefit)           265              --              (3,184)                            (2,919)
                                         --------          --------          --------          --------         --------
NET INCOME/(LOSS) ..................     $  2,780          $ (1,204)         $ (5,230)         $ (2,250)        $ (5,904)
                                         ========          ========          ========          ========         ========
NET INCOME (LOSS) PER SHARE ........     $   0.37          $  (0.15)                                            $  (0.52)
                                         ========          ========                                             ========
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES .........        7,532             7,827                                               11,294
                                         ========          ========                                             ========

                              QUADRAMED CORPORATION
                         AND MEDICUS SYSTEMS CORPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    TWELVE MONTHS ENDED       TWELVE MONTHS ENDED
                                               -----------------------------  -------------------
                                                     DECEMBER 31, 1996         NOVEMBER 30, 1996
                                               -----------------------------  -------------------
                                                                                   HISTORICAL
                                               HISTORICAL        PRIOR           MEDICUS SYSTEMS      PRO FORMA          PRO FORMA
                                               QUADRAMED    ACQUISITIONS(d)(j)    CORPORATION(e)     ADJUSTMENTS          COMBINED
                                               ----------   ------------------   ---------------     -----------         ---------
REVENUES:
  Licenses ................................       16,223             (16)              18,435                               34,642
  Services ................................        2,865          12,447                 --                                 15,312
                                                --------         --------             --------                            --------
      Total revenues ......................       19,088          12,431               18,435                               49,954
                                                --------         --------             --------                            --------
OPERATING EXPENSES:
  Cost of licenses ........................        7,294            --                  7,782                               15,076
  Cost of services ........................        2,683           9,706                 --                                 12,389
  General andadministration ...............        3,221           2,343                5,390                               10,954
  Sales and marketing .....................        2,434           1,414                5,625                                9,473
  Research and development ................        2,499            --                  2,127                                4,626
  Amortization of intangible assets .......          460             807                 --              3,000(i)            4,267
  Non-recurring expenses/restructuring
    charges ...............................           --             103                4,662                                4,765
                                                --------        --------             --------         --------            --------

      Total operating expenses ............       18,591          14,373               25,586            3,000              61,550
                                                --------        --------             --------         --------            --------

INCOME/(LOSS) FROM OPERATIONS .............          497          (1,942)              (7,151)          (3,000)            (11,596)
                                                --------        --------             --------         --------            --------
Interest expense/(income) .................          329            --                   (703)                                (374)
Other expense/(income), net ...............           15             317                 --                                    332
Provision for income taxes (benefit) ......         --               (41)              (2,698)                              (2,739)
                                                --------        --------             --------         --------            --------
NET INCOME/(LOSS) .........................     $    153        $ (2,218)            $ (3,750)        $ (3,000)           $ (8,815)
                                                ========        ========             ========         ========            ========
NET INCOME (LOSS) PER SHARE ...............     $   0.03        $  (0.41)                                                 $  (1.00)
                                                ========        ========                                                  ========
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES ................        5,089           5,384                                                     8,851
                                                ========        ========                                                  ========

              QUADRAMED CORPORATION AND MEDICUS SYSTEMS CORPORATION

                      NOTES TO PRO FORMA CONDENSED COMBINED
                    BALANCE SHEET AND STATEMENT OF OPERATIONS
                                   (UNAUDITED)

NOTE 1. PRO FORMA ADJUSTMENTS

      Certain pro forma adjustments have been made to the accompanying pro forma condensed combined balance sheet and statement of operations as described below:

            (a) Represents the historical combined balance sheet of Medicus Systems Corporation("Medicus") as of August 31, 1997, as Medicus is a May 31 yearend.

            (b) Includes results of operations of Healthcare Revenue Management, Inc.("HRM") for the eight months ended August 31, 1997, and the Synergy Companies("Synergy") for the three months ended March 31, 1997, and related pro forma adjustments. Subsequent to August 31, 1997 and March 31, 1997, HRM and Synergy, respectively, the results of operations are included in the "Historical QuadraMed" column.

            (c) Represents historical results of operations for the nine months ended August 31, 1997.

            (d) Includes HRM and Synergy results of operations for the twelve months ended December 31, 1996 and the related pro forma adjustments.

            (e) Represents historical results of operations for the twelve months ended November 30, 1996.

            (f) Reflects the expected cash to be paid of approximately $50,000,000 for the acquisition of Medicus, net of the proceeds of $58,000,000 from the Company's public offering to sell common stock which closed on October 10, 1997. Purchase accounting adjustments reflect 100 percent ownership of Medicus.

            (g) Reflects the recording of goodwill acquired from the acquisition of Medicus for approximately $15,000,000.

            (h) Reflects the elimination of Medicus' stockholders' equity and the issuance of common stock from the Company's public offering which closed on October 10, 1997 and an adjustment to retained earnings related to the write-off of in-process technology of approximately $35,000,000 from the acquisition of Medicus.

            (i) Reflects the amortization of goodwill acquired of $15,000,000 for Medicus which will be amortized on a straight line basis over the estimated life of five years.

            (j) The weighted average shares have been adjusted for (1) 3,467,000 shares of common stock issued as part of the public offering which closed in October 1997, (2) approximately 182,000 shares of common stock issued in conjunction with the Synergy acquisition and (3) approximately 113,000 shares issued in conjunction with the HRM acquisition.

          (c)  Exhibits

                2.10 Agreement and Plan of Reorganization dated as of November 9, 1997, by and among QuadraMed Corporation and Medicus Systems Corporation.(1)

               10.40 Form of Stock Purchase Agreement dated as of November 9, 1997 by and among QuadraMed Corporation and certain stockholders of Medicus Systems Corporation.(1)

               10.41 Form of Stock Purchase Warrant dated as of November 9, 1997, issued to certain stockholders of Medicus (included as Appendix A to Exhibit 10.40).(1)

               10.42 Letter dated November 1, 1997 from the Company to James D. Durham, regarding terms of employment.(1)

               10.43 Letter dated November 13, 1997 from the Company to John V. Cracchiolo, regarding terms of employment.(1)

               10.44 Amendment, dated as of November 13, 1997, to the Employment Agreement dated as of December 19, 1996 by and between the Company and Frederick Stodolak.(1)

(1) Previously filed

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: December 23, 1997                By:  /s/ KEITH M. ROBERTS
                                             ---------------------------
                                             Name:  Keith M. Roberts
                                             Title: Vice President and
                                                    General Counsel